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EXHIBIT NO. 23.1

[LETTERHEAD OF KANTOR, SEWELL & OPPENHEIMER, PA]

CONSENT OF KANTOR, SEWELL & OPPENHEIMER, PA

Board of Directors
IWT Tesoro Corporation:

        As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 22, 2003 with respect to the consolidated financial statements of IWT Tesoro Corporation and Subsidiaries for the fiscal years ended December 31, 2002 and 2001 into the Company's Registration Statement on Form S-8 filed on January 26, 2004 (Registration No. 333-XXXXX).

KANTOR, SEWELL & OPPENHEIMER, PA
Hollywood, Florida January 2, 2004

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CONSENT OF KANTOR, SEWELL & OPPENHEIMER, PA